                                                                    Exhibit 23.1

[LETTERHEAD OF PRICEWATERHOUSECOOPERS]



CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-5474) of Open Text Corporation of our report dated August 4, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 4, 2000 relating to the financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP


Ottawa, Ontario
September 25, 2002